ZQ|CERT#|COY|CLS|RGSTRY|ACCT#|TRANSTYPE|RUN#|TRANS#

Nasdaq

PO BOX 43004, Providence, RI 02940-3004

MR A SAMPLE
DESIGNATION (IF ANY)
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CUSIP			XXXXXX XX X
Holder ID			XXXXXXXXXX
Insurance Value			1,000,000.00
Number of Shares			123456
DTC	12345678		123456789012345
Certificate Numbers	Num/No.	Denom.	Total
1234567890/1234567890	1	1	1
1234567890/1234567890	2	2	2
1234567890/1234567890	3	3	3
1234567890/1234567890	4	4	4
1234567890/1234567890	5	5	5
1234567890/1234567890	6	6	6
Total Transaction			7

COMMON STOCK

PAR VALUE $0.01

COMMON STOCK

THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA, JERSEY CITY, NJ AND COLLEGE STATION, TX

Certificate Number
ZQ00000000

Shares
000000****************
000000**************
****000000****************
*****000000***************
******000000**************

Nasdaq

NASDAQ, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP 631103 10 8

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

MR. SAMPLE & MRS. SAMPLE &
MR. SAMPLE & MRS. SAMPLE

is the owner of

***ZERO HUNDRED THOUSAND
ZERO HUNDRED AND ZERO***

FULLY-PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK $0.01 PAR VALUE PER SHARE OF NASDAQ, INC.

The shares represented by this certificate are transferable only on the books of Nasdaq, Inc. by the holder of record thereof, or by his, her or its duly authorized attorney or legal representative, upon surrender of this certificate properly endorsed. The shares are subject to substantial restrictions upon transfer described on the reverse side. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions contained in the corporation's official corporate papers filed with the Secretary of the State of Delaware (copies of which are on file with the Transfer Agent), to all of the provisions the holder by acceptance hereof, assents.

This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
IN WITNESS WHEREOF, Nasdaq, Inc. has caused this certificate to be signed by an authorized person.

DATED DD-MMM-YYYY

Robert Greifeld
Chief Executive Officer

Senior Vice President and Corporate Secretary

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE INC.
TRANSFER AGENT AND REGISTRAR,

By ____________________
AUTHORIZED SIGNATURE

SECURITY INSTRUCTIONS ON REVERSE

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NASDAQ, INC.

The shares represented by this certificate are issued subject to all provisions of the certificate of incorporation and by-laws of Nasdaq, Inc. (the "Corporation") as from time to time amended (copies of which are on file at the principal executive offices of the Corporation).

The Board of Directors of the Corporation is authorized by resolution(s), from time to time adopted, to provide for the issuance of preferred stock in series and to fix and state the voting powers, designations, preferences, and relative, participating, optional, or other special rights of the shares of each such series and the qualifications, limitations, and restrictions thereof. The Corporation will furnish to any stockholder upon request and without charge a full description of the powers, designations, preferences and relative participating, optional or other special rights of each class of stock and any series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

The affirmative vote of a majority of the Corporation's voting stock is required to amend certain provisions of the Corporation's certificate of incorporation and approve stockholder amendments to the Corporation's by-laws.

The Corporation's certificate of incorporation provides that no person, other than as may be approved for such exemption by the Board of Directors of the Corporation prior to the time such person owns more than 5% of the then outstanding shares, is entitled to exercise voting rights in respect of more than 5% of the then outstanding shares. At any meeting of the stockholders of the Corporation, a majority of the shares in respect of which voting rights can be exercised will constitute a quorum for such meeting.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT	- .... Custodian .... (Cust) (Minor)
TEN ENT	- as tenants by the entireties		under Uniform Gifts to Minors Act .... (State)
JT TEN	- as joint tenants with right of survivorship and not as tenants in common	UNIF TRF MIN ACT	- .... Custodian (until age ....) (Cust)
			.... under Uniform Transfers to Minors Act .... (Minor) (State)

Additional abbreviations may also be used though not in the above list.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

For value received, ___________________________ hereby sell, assign and transfer unto [ ]

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

____

____

____ Shares

of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ Attorney

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated: ____ 20 ________________

Signature: ____

Signature: ____

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

The IRS requires that we report the cost basis of certain shares acquired after January 1, 2011. If your shares were covered by the legislation and you have sold or transferred the shares and requested a specific cost basis calculation method, we have processed as requested. If you did not specify a cost basis calculation method, we have defaulted to the first in, first out (FIFO) method. Please visit our website or consult your tax advisor if you need additional information about cost basis.

If you do not keep in contact with us or do not have any activity in your account for the time periods specified by state law, your property could become subject to state unclaimed property laws and transferred to the appropriate state.

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